CONSENT OF CHARLES J. BIRNBERG, CPA, INDEPENDENT AUDITORS

     We consent to the incorporation by reference herein of our report dated March 30, 2000, with respect to the consolidated financial statements of Tech Laboratories, Inc. and Subsidiaries included in its Annual Report (Form 10KSB) for the years ended December 31, 1999, filed with the Securities and Exchange Commission, and to all references to our firm included in this Registration Statement.


                                                /s/ Charles J. Birnberg
                                                ----------------------------
                                                Charles J. Birnberg


Hackensack, New Jersey
March 9, 2001